UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material pursuant to §240.14a-12

MAGYAR BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐       Fee paid previously with preliminary materials:

July 18, 2022

Dear Fellow Stockholder:

We cordially invite you to attend a special meeting of stockholders of Magyar Bancorp, Inc. The special meeting will be held exclusively via live webcast only on August 25, 2022, at 2:00 p.m., Eastern time. Stockholders will not be able to attend the special meeting in person.

To participate in the special meeting, visit https://web.lumiagm.com/#/238943343 (password: magyar2022), and enter the control number included on your proxy card. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

You may access the Proxy Statement at https://www.astproxyportal.com/ast/24418/.

You may vote your shares by Internet, by telephone, by regular mail or online at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.

The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted. Our directors and officers will be present to respond to any questions that stockholders may have. The business to be conducted at the special meeting consists of the approval of our 2022 Equity Incentive Plan.

The Board of Directors has determined that the matter to be considered at the special meeting is in the best interest of Magyar Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” the approval of the 2022 Equity Incentive Plan.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting during the meeting, but will assure that your vote is counted if you are unable to vote during the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

John S. Fitzgerald
President and Chief Executive Officer

Magyar Bancorp, Inc.

400 Somerset Street

New Brunswick, New Jersey 08901

(732) 342-7600

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On August 25, 2022

Notice is hereby given that a special meeting of stockholders of Magyar Bancorp, Inc. will be held via live webcast only on August 25, 2022, at 2:00 p.m., Eastern time. To participate in the meeting, visit https://web.lumiagm.com/#/238943343 (password: magyar2022), and enter the control number included on your proxy card. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

You may access the Proxy Statement at https://www.astproxyportal.com/ast/24418/. The special meeting is for the purpose of considering and acting upon:

1.	the approval of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan; and

such other matters as may properly come before the special meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the special meeting.

Any action may be taken on the foregoing proposal at the special meeting on the date specified above, or on the date or dates to which the special meeting may be adjourned. Stockholders of record at the close of business on July 8, 2022 are the stockholders entitled to vote at the special meeting, and any adjournments thereof.

It is important that your shares be represented and voted at the special meeting. Stockholders have a choice of voting by Proxy Card, telephone or the Internet, as described on your proxy card. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any proxy given by the stockholder may be revoked at any time before it is voted. A proxy may be revoked by filing with the corporate secretary of Magyar Bancorp a written revocation or a duly executed proxy card bearing a late date. Any stockholder present at the online special meeting may revoke his or her proxy and vote personally on each matter brought before the special meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote online at the special meeting. Virtual attendance at the special meeting will not in itself constitute revocation of your proxy.

By Order of the Board of Directors

John Reissner
Corporate Secretary

New Brunswick, New Jersey

July 18, 2022

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Important notice regarding the availability of proxy materials for the special meeting: the proxy statement, including the notice of the special meeting of stockholders, and the proxy card are available on the internet at https://www.astproxyportal.com/ast/24418/.

PROXY STATEMENT

Magyar Bancorp, Inc.

400 Somerset Street

New Brunswick, New Jersey 08901

(732) 342-7600

SPECIAL MEETING OF STOCKHOLDERS

July 18, 2022

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Magyar Bancorp, Inc. to be used at the Special Meeting of Stockholders, which will be held via live webcast only at https://web.lumiagm.com/#/238943343 (password: magyar2022) on August 25, 2022, at 2:00 p.m., Eastern time, and all adjournments of the special meeting. The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are first being made available to stockholders on or about July 18, 2022.

REVOCATION OF PROXIES

You may revoke your proxy at any time before the vote is taken at the special meeting. You may revoke your proxy by: submitting written notice of revocation to the Corporate Secretary of Magyar Bancorp prior to the voting of such proxy; submitting a properly executed proxy bearing a later date; using the Internet or telephone voting options explained on the Proxy Card; or voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Magyar Bancorp, Inc.

400 Somerset Street

New Brunswick, New Jersey 08901

Attention: John Reissner

Corporate Secretary

If your shares are held in street name, your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.

Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the approval of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan.

ATTENDING THE SPECIAL MEETING

If you were a stockholder as of the close of business on July 8, 2022, you may attend the special meeting. As a registered stockholder, you received a proxy card with this proxy statement. The proxy card contains instructions on how to attend the virtual special meeting, including the website along with your control number. You will need your control number for access. If you do not have your control number, contact our transfer agent, American Stock Transfer at 800-937-5449.

If your shares of Company common stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy. Once you have received your legal proxy, contact American Stock Transfer to have a control number generated. The contact information for American Stock Transfer is (800) 937-5449.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. We have retained Alliance Advisors to assist us in soliciting proxies, and have agreed to pay a fee of $6,000 for these services.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Magyar Bancorp, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on July 8, 2022 are entitled to one vote for each share then held. As of July 8, 2022, there were 7,097,825 shares of common stock issued and outstanding.

Magyar Bancorp, Inc.’s Certificate of Incorporation provides that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of July 8, 2022, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 400 Somerset Street, New Brunswick, New Jersey 08901.

Persons Owning Greater than 5%	Shares of Common Stock Beneficially Owned as of the Record Date (1)		Percent of Shares of Common Stock Outstanding (2)
PL Capital, LLC 20 E. Jefferson Avenue Suite 22 Naperville, IL 60540	709,156	(3)	9.9%
M3 Funds, LLC 10 Exchange Place Suite 510 Salt Lake City, UT 84111	529,176	(4)	7.5%
Magyar Bank Employee Stock Ownership Plan Trust	490,260		6.9%

Directors
John S. Fitzgerald	110,332	1.5
Thomas Lankey	36,202	*
Joseph A. Yelencsics	25,145	*
Andrew G. Hodulik, CPA	25,699	*

Jon R. Ansari	85,541	1.2
Edward C. Stokes, III	55,518	*

Executive Officers who are not Directors
Peter M. Brown	6,499	*

All directors and executive officers as a group (7 persons)	344,936	4.8%

*	Less than 1%.
(1)	Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported. Includes 37,197 shares, 23,689 and 3,330 shares owned by Mr. Fitzgerald, Mr. Ansari and Mr. Brown, respectively, through the Magyar Bank 401(k) Profit Sharing Plan. Includes 13,976 shares, 13,896 shares, and 3,169 shares allocated to Mr. Fitzgerald, Mr. Ansari, and Mr. Brown, respectively, in the Magyar Bank Employee Stock Ownership Plan (“ESOP”).

(2)	Based on a total of 7,097,825 shares of common stock outstanding as of July 8, 2022
(3)	Based on a Schedule 13D/A filed by PL Capital, LLC with the SEC on September 20, 2012 and additional shares converted upon completion of the Company’s second step offering on July 14, 2021 which resulted in an exchange ratio of 1.2213 new shares of Company stock for each existing share previously held.
(4)	Based on a Schedule 13G/A filed jointly on February 14, 2022 by M3 Funds, LLC, M3 Partners, LP, M3F, Inc., Jason A. Stock and William C. Waller.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the special meeting, the special meeting may be adjourned in order to permit the further solicitation of proxies.

Votes Required

As to the approval of the Magyar Bancorp 2022 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on the matter. The approval of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

Participants in the Magyar Bank Employee Stock Ownership Plan and 401(k) Plan

If you participate in the Magyar Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. If you hold shares of common stock in the 401(k) Plan, you will receive a Vote Authorization Form that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants. The deadline for returning your ESOP and 401(k) Vote Authorization Forms is August 16, 2022 at 11:59 p.m. Eastern time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m. Eastern time on August 16, 2022.

Executive Compensation

Determination of Executive Compensation

The Company’s philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of stockholder value based on annual earnings performance and the market price of the Company’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of the Company’s common stock through stock-based compensation; and

•	To maintain compensation levels that are competitive with other financial institutions, and particularly those in the Company’s peer group based on asset size and market area.

The Company considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of the Company and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Company also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer. The Board of Directors and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for the Company’s executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer. In setting salaries for fiscal year 2021, the Board of Directors utilized bank compensation surveys compiled by the American Bankers Association as well as other survey data prepared by trade groups and independent benefit consultants. The Company did not engage a compensation consultant to assist in establishing executive compensation in fiscal year 2021. In setting the base salaries, the Board of Directors also considered a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Summary Compensation Table. The following table sets forth, for the fiscal years ended September 30, 2021 and 2020, certain information as to the total remuneration paid by Magyar Bank to its Chief Executive Officer as well as to the two most highly compensated executive officers of Magyar Bank, other than the Chief Executive Officer, who received total salary and bonus in excess of $100,000. Each of the individuals listed in the table below is referred to as a “Named Executive Officer.”

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
John S. Fitzgerald President and Chief Executive Officer	2021 2020	474,453 452,076	155,000 180,000	— —	— —	— —	— —	284,510 243,004	913,963 875,080
Jon R. Ansari Executive Vice President and Chief Financial Officer	2021 2020	345,161 333,692	110,000 140,000	— —	— —	— —	— —	116,267 105,322	571,428 579,014
Peter Brown Senior Vice President and Chief Lending Officer	2021 2020	195,732 184,346	25,000 35,000	— —	— —	— —	— —	27,816 26.385	248,548 245,731

(1)	Bonus reflects payment made in Fiscal Year 2021 based on 2020 performance

(2)	Includes payments during fiscal year 2021 and 2020 for the following:

Name	Fiscal Year	401(k) Plan ($)	Supplemental Executive Retirement Plan ($)	Disability/Life/AD&D/LTD/Long Term Care Insurance ($)	Automobile Allowance ($)	Directors Fees($)	Medical & Dental Insurance ($)	Country Club Dues ($)	ESOP ($)(a)
John S. Fitzgerald	2021 2020	12,381 8,550	217,849 181,900	4,397 6,405	15,105 15,105	10,000 10,000	160 50	17,874 16,982	6,744 4,012
Jon R. Ansari	2021 2020	10,664 8,550	71,013 62,497	3,586 3,537	— —	10,000 10,000	14,260 16,726	— —	6,744 4,012
Peter Brown	2021 2020	7,441 6,595	—	725 725	— —	— —	14,268 16,254	— —	5,382 2,811

(a)	Dollar amounts shown for the ESOP reflect the fair market value at fiscal year end of the shares of common stock allocated in that fiscal year to each officer pursuant to the ESOP.

Benefit Plans

Employment Agreements. On March 12, 2021, Magyar Bancorp entered into updated employment agreements, effective March 12, 2021, with John S. Fitzgerald, President and Chief Executive Officer of Magyar Bancorp and Magyar Bank and Jon Ansari, Executive Vice President and Chief Financial Officer of Magyar Bancorp and Magyar Bank. Mr. Fitzgerald’s agreement has an initial term of 36 calendar months and Mr. Ansari’s agreement has an initial term of 24 calendar months. Commencing on the first anniversary of the effective date, and continuing on each annual anniversary thereafter, the agreements renew for an additional period such that the remaining term is 36 months for Mr. Fitzgerald and 24 months for Mr. Ansari, unless written notice of non-renewal is provided.

Under the agreements, the current base salary of Mr. Fitzgerald is $481,000 per year and for Mr. Ansari is $355,000 per year. The base salary may be increased but not decreased. In addition, Mr. Fitzgerald and Mr. Ansari are entitled to participate, at no cost to the executives, in all benefit plans provided uniformly to other permanent full-time employees of Magyar Bank. Each of Mr. Fitzgerald and Mr. Ansari will be provided with the business and personal use of an automobile (which will be owned or leased by Magyar Bancorp) and Magyar Bancorp will pay for Mr. Fitzgerald’s Country Club membership.

If Mr. Fitzgerald or Mr. Ansari voluntarily terminate their employment, or their employment is terminated for cause, no benefits are provided under either executive’s employment agreement. In the event of (i) the involuntary termination of the executive’s employment for any reason other than termination for cause, disability or retirement, or (ii) the executive resigns upon the occurrence of certain events constituting “constructive termination,” including failure to reelect or reappoint the executive to his current position, a material reduction in his duties, functions or responsibilities, a relocation of executive’s principal place of employment by more than 35 miles from the corporate office (without executive’s consent), a material reduction in the benefits or perquisites provided to the executive from those being provided as of the effective date of the agreement (other than a reduction that is part of a bank-wide reduction in pay or benefits) or a breach by Magyar Bancorp of the agreement, the executive would be entitled to a severance benefit. Mr. Fitzgerald would be entitled to a cash severance payment equal to three times his then base salary and Mr. Ansari would be entitled to a cash severance payment equal to two times his then base salary. In addition, each executive would be entitled to 24 months of employer-paid life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to his termination. If one or more of these welfare benefits cannot be provided because the executive is no longer an employee or, due to certain rules or regulations or if providing such benefits would subject Magyar Bancorp or the executive to penalties, then Magyar Bancorp will make a cash payment to the executive equal to the value of such benefits, as determined by the premium otherwise paid for such coverage. Based on their current base salaries, in the event that the severance payment provisions of an executive’s employment agreement are triggered other than following a change in control, Mr. Fitzgerald would be entitled to a cash severance payment in the amount of approximately $1,443,000 and Mr. Ansari would be entitled to a cash severance benefit of $710,000.

If Mr. Fitzgerald’s or Mr. Ansari’s employment is involuntarily terminated at any time following a change in control of Magyar Bancorp or Magyar Bank, the executive would be entitled to a change in control severance benefit equal to three times, in the case of Mr. Fitzgerald, or two times, in the case of Mr. Ansari, the sum of his highest base salary plus the higher of the last year’s bonus(es) or the average annual bonuses over the prior three years. In addition, each executive would be entitled to 24 months of employer-paid life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to his termination, under the same terms and conditions as set forth in the prior paragraph. Accordingly, in the event that these severance payment provisions of the employment agreement were triggered following a change in control occurring on the last day of the 2021 fiscal year (assuming the base salaries of the executives was as described above), Mr. Fitzgerald would have been entitled to a cash severance payment in the amount of approximately $1,912,998 and Mr. Ansari would have been entitled to a cash severance payment in the amount of approximately $943,332.

In connection with entering into the updated employment agreements, each executive entered into a release of claims against Magyar Bancorp and Magyar Bank in the event of an involuntary termination of employment without cause or a termination for good reason, other than following a change in control. For a period of one year following any termination of employment, the executive will not solicit employees to terminate his or her employment and accept employment or become affiliated with, or provide services to any business that competes with the business of Magyar Bancorp or Magyar Bank, or any of their direct or indirect subsidiaries or affiliates. The agreements also provide that, other than following a change in control, the executives will not compete with Magyar Bank or Magyar Bancorp for a period of one year following their termination of employment with Magyar Bank or Magyar Bancorp.

Change-in-Control Agreement. In December 2019, Magyar Bancorp and Magyar Bank entered into a one-year change-in-control agreement with Peter M. Brown, Senior Vice President and Chief Lending Officer of Magyar Bancorp and Magyar Bank. Following a change in control of Magyar Bancorp or Magyar Bank, Mr. Brown will be entitled under the agreement to a payment if his employment is terminated, other than for just cause, or if he voluntarily terminates his employment for good reason. Mr. Brown will have good reason to terminate if, without his written consent, he is not reappointed to the position he held immediately prior to the change in control, or he has a material reduction in his base salary and benefits, or a relocation of his principal place of employment by more than 30 miles from its location immediately prior to the change in control. In such event, Mr. Brown will be entitled to receive a cash severance payment equal to the sum of his base salary and the highest rate of bonus awarded to him during the prior three years, payable in a lump sum. In addition to the cash payment, Mr. Brown will be entitled to receive group health and medical coverage, at no cost, for a period of 12 months from the date of termination. Payments under the change in control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986.

Outstanding Equity Awards at Year End. There were no outstanding equity awards as of September 30, 2021 for the Named Executive Officers. The Company does not have any equity compensation program in effect, other than the ESOP.

Defined Benefit Pension Plan. Magyar Bank sponsors the Magyar Savings Bank Retirement Plan, which is a qualified, tax-exempt defined benefit plan (the “Retirement Plan”). The Retirement Plan was frozen as to new accruals effective as of February 15, 2006. Magyar Bank annually contributes an amount to the plan necessary to satisfy the minimum funding requirements established under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The regular form of retirement benefit is a life annuity (if the participant is single) and a joint and survivor annuity (if the participant is married); however, various alternative forms of joint and survivor annuities may be selected instead. In the event a participant dies before his annuity starting date, death benefits will generally be paid to the participant’s surviving spouse in the form of a pre-retirement survivor annuity.

A participant who retires on his normal retirement date is entitled to an annual benefit equal to his accrued benefit based on a retirement benefit formula equal to the sum of 35% of the participant’s average annual compensation plus 22.75% of his average annual compensation in excess of covered compensation. However, participants who have earned less than 35 years of service at the end of the plan year in which they attain normal retirement age will be entitled to reduced benefits. The minimum amount of annual retirement benefit provided to participants who retire on their normal retirement date will be equal to 1.5% of the participant’s average annual compensation multiplied by the participant’s number of years of service, up to a maximum of 30 years.

Executive Supplemental Retirement Income Agreements. Magyar Bank adopted an Executive Supplemental Retirement Income Agreement for Jon Ansari and for John Fitzgerald effective as of January 1, 2006 (“2006 SERPs”). The 2006 SERPs are designed to provide an annual benefit to Mr. Ansari at age 65 of $141,143 and to Mr. Fitzgerald at age 65 of $102,362. For these purposes, Messrs. Ansari and Fitzgerald have each established a secular trust in connection with the adoption of the 2006 SERPs. In the fiscal year ended September 30, 2021, Magyar Bank contributed $40,895 and $43,792 to the secular trusts established for Mr. Ansari and Mr. Fitzgerald, respectively, under the 2006 SERP.

Magyar Bank adopted a second Executive Supplemental Retirement Income Agreement for Jon Ansari and John Fitzgerald effective as of May 23, 2019 (“2019 SERPs”). The 2019 SERPs are designed to provide an annual benefit to Mr. Ansari at age 65 of $78,681 and to Mr. Fitzgerald at age 65 of $160,923. In accordance with the 2019 SERPs, Magyar Bank will accrue for the benefit of each Executive with an accrued liability balance. In the fiscal year ended September 30, 2021, Magyar Bank accrued $30,118 and $174,058 for Mr. Ansari and Mr. Fitzgerald, respectively, under the 2019 SERP.

Director Fees

Each of the individuals who serves as a director of Magyar Bancorp also serves as a director of Magyar Bank. For serving as director of Magyar Bank, each director, with the exception of Mr. Fitzgerald and Mr. Ansari, earns director fees. Magyar Bank pays each director an annual retainer fee of $37,200. The Chairman of the Board of Directors receives an annual retainer fee of $77,400 and the Vice Chairman of the Board of Directors receives an annual retainer fee of $42,400. Each director, except Mr. Fitzgerald and Mr. Ansari, also receives a fee of $600 for each committee meeting attended. The chairman of the Audit Committee also receives an additional retainer fee of $5,000, and members of the Audit Committee are paid a fee of $1,150 for attendance at committee meetings. For serving as director of Magyar Bancorp, each director, including Mr. Fitzgerald and Mr. Ansari, receives an annual retainer fee of $16,000. Aggregate fees paid to directors by Magyar Bancorp and Magyar Bank were $382,525 for fiscal year 2021.

Directors’ Compensation

The following table sets forth for the year ended September 30, 2021 certain information as to the total remuneration paid to the Company’s directors other than Messrs. Fitzgerald and Ansari. Compensation paid to Mr. Fitzgerald and Mr. Ansari is included in “Executive Compensation—Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Nonqualified deferred compensation earnings ($)(1)	All other compensation ($)	Total ($)
Andrew G. Hodulik	74,675	—	—	51,622	—	126,297
Thomas Lankey	107,325	—	—	3,046	—	110,371
Edward C. Stokes, III	51,025	—	—	—	—	51,025
Joseph A. Yelencsics	66,225	—	—	—	—	66,225

(1)	Reflects the above-market earnings on the Director Supplemental Retirement Income And Deferred Compensation Agreements.

Director Supplemental Retirement Income and Deferred Compensation Agreements. In 1996, Magyar Bank entered into Director Supplemental Retirement Income and Deferred Compensation Agreements with its directors, including Messrs. Andrew G. Hodulik, Thomas Lankey, Edward C. Stokes, III, and Joseph A. Yelencsics, in order to provide retirement, disability and death benefits to such directors and their beneficiaries. The agreements were amended and restated effective January 1, 2006, in order to comply with changes in the tax laws under Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”). The agreements with each director replace a prior non-qualified deferred compensation plan under which each director deferred all or a portion of his or her board fees, committee fees and retainer and such deferrals generated earnings at a 10% interest rate. Under the amended and restated agreements, each director makes an elective contribution equal to such director’s voluntary monthly pre-tax deferrals of board fees, committee fees and or retainer to a so-called secular trust (i.e., a trust where the individual is the grantor) established by such director with the assistance of Magyar Bank; each such trust is referred to as a retirement income trust fund. In addition, Magyar Bank contributes an amount to the retirement income trust funds to supplement the directors’ deferrals, and replace the 10% interest that would have accrued under the prior nonqualified plan. Magyar Bank also makes a contribution, actuarially determined to be equal to the amount necessary to support the annual retirement benefit payable to the director once he reaches his benefit age, based upon a percentage of the director’s total board fees, committee fees and/or retainer in the twelve-month period prior to the date on which the director is entitled to receive retirement benefits. For the 2021 plan year, Magyar Bank contributed an aggregate of $99,128 to the pension plan portion of the agreements. Provided a director has served for at least five years, the director’s retirement benefit will be at least 50% of such board fees, committee fees and/or retainer, with a maximum retirement benefit of 60%, based on years of service. If a director serves less than five years at termination of service, the benefit to such director would be between 12.5% and 20% of such fees and/or retainer. Any director who serves as board chairman for a five-year term will be entitled to receive a maximum benefit equal to 75% of his fees and/or retainer. Funds contributed to the retirement income trust fund will be invested by the trustee and are taxable to the director in the year of the contribution. Each director is annually given a limited period of time following Magyar Bank’s contribution to the director’s retirement income trust fund to withdraw the contribution to such director’s retirement income trust fund, provided, however, that if a director exercises his withdrawal rights, Magyar Bank will thereafter cease making contributions to the retirement income trust fund and will instead commence bookkeeping entries representing phantom contributions towards the director’s accrued benefit account.

Upon retirement, the amounts accumulated in the director’s retirement income trust fund and/or phantom contributions to any accrued benefit account established for such director, if any, will be annuitized and paid in monthly installments for the payout period unless the director has elected a lump sum payment. In the event the director dies after attaining his benefit age but prior to commencement or completion of his monthly payments, the amounts accrued for the benefit of the director will be paid to his or her beneficiary in either monthly installments or a lump sum. In the event a director has elected to receive a lump sum benefit and dies while serving as a director, the balance of his benefit will be paid to his beneficiary in a lump sum. In the event the director’s service is terminated prior to benefit age due to disability, the director will also be entitled to a lump sum benefit.

PROPOSAL I — APPROVAL OF THE

MAGYAR BANCORP 2022 EQUITY INCENTIVE PLAN

Overview

The Company’s Board of Directors has unanimously approved and unanimously recommends that stockholders approve the Magyar Bancorp 2022 Equity Incentive Plan (referred to in this proxy statement as the “2022 Equity Plan” or the “Plan”). The 2022 Equity Plan will become effective upon stockholder approval (the “Plan Effective Date”), if stockholders approve the Plan. No awards have been made under the 2022 Equity Plan. However, initial awards to our non-employee directors are set forth in the Plan document and will be self-executing on the day following the approval of the Plan by stockholders.

No awards may be granted under the 2022 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2022 Equity Plan at that time will continue to be governed by the 2022 Equity Plan and the award agreements under which they were granted.

Best Practices

The 2022 Equity Plan reflects the following equity compensation plan best practices:

➢	The Plan limits the maximum number of shares that may be issued to any one employee or one non-employee director, respectively, and to all non-employee directors as a group. For these purposes, we have generally adopted the limits set forth under the regulations of the Board of Governors of the Federal Reserve System for equity plans adopted no earlier than six months and no later than one year after a conversion stock offering, even though the 2022 Equity Plan, which is being submitted to our stockholders more than one year after our second-step mutual to stock conversion offering, is not otherwise subject to these limits;

➢	The Plan provides for a minimum vesting requirement of one year for all equity-based awards, except that up to 5% of the awards may be issued (or accelerated) pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability or an involuntary termination without cause or resignation for good reason in connection with a change in control;

➢	Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award;

➢	The Plan prohibits grants of stock options with a below-market exercise price;

➢	The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior stockholder approval;

➢	The Plan prohibits the payment of dividends on restricted stock or dividend equivalent rights on restricted stock units (sometimes referred to herein as “RSUs”) until the vesting or settlement date of the underlying award and does not permit the payment of dividend equivalent rights on stock options;

➢	The Plan does not contain a liberal change in control definition;

➢	The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grants;

➢	The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to extent an acquiror fails or refuses to assume the awards or replace them with awards issued by the acquiror; and

➢	Awards under the Plan are subject to Company’s clawback policies, including under Section 954 of the Dodd-Frank Act, as well as the Company’s trading policy restrictions and hedging/pledging policy restrictions.

➢	The full text of the 2022 Equity Plan is attached as Appendix A to this proxy statement, and the description of the 2022 Equity Plan is qualified in its entirety by reference to Appendix A.

Why The Company Believes You Should Vote to Approve the 2022 Equity Plan

Our Board of Directors believes that equity-based incentive awards can play a key role in the continuing success of the Company by encouraging and enabling employees, officers and non-employee directors of the Company and its subsidiaries, including Magyar Bank (as used in this section, the Company, Magyar Bank and their respective subsidiaries are collectively referred to as, the “Company”), upon whose judgment, initiative and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2022 Equity Plan are set forth in the section entitled “Plan Summary,” below.

In January 2006, the Company completed its initial public offering in connection with the mutual to stock conversion of Magyar Bank and its reorganization into the mutual holding company structure. In July 2021, the Company completed a “second-step” conversion to a fully-public holding company structure and issued additional shares of common stock to Magyar Bank depositors and the public. The Company’s 2006 Equity Incentive Plan was approved by stockholders in 2007, following the mutual holding company reorganization and initial public offering, and expired in 2017. As a consequence, there are no equity awards available for granting to employees, officers or non-employee directors. Further, no equity awards are currently outstanding under the 2006 Plan.

We view the ability to use Company common stock as part of our compensation program as an important component to our future success because we believe it will enhance a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation will further align the compensation interests of our employees and directors with the investment interests of our stockholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria.

If the 2022 Equity Plan is not approved by stockholders, the Company will have to continue to rely solely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the Company’s stockholders. In addition, if the 2022 Equity Plan is not approved and the Company is not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s stockholders.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace. Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2022 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Equity Based Incentive Plans are Routinely Adopted by Financial Institutions Following Conversions. A substantial majority of financial institutions that complete a mutual-to-stock conversion, including second-step conversion transactions, have adopted equity-based compensation plans to attract, retain and reward qualified personnel and management.

Our Share Reserve is Generally Consistent with Banking Regulations and Industry Standards Disclosed in Connection with our Stock Offering. The number of restricted stock awards (including RSUs) and stock options that we may grant under the 2022 Equity Plan, measured as a percentage of total outstanding shares sold in the mutual-to-stock conversion, is consistent with that which was disclosed in connection with our stock offering in the offering prospectus. The share pool under the 2022 Equity Plan represents 14% of the 3,910,000 shares of the Company common stock sold in the second-step mutual to stock conversion, of which a number equal to 4% of the shares sold in the stock offering (“4% Limit”) will be available to grant as awards of restricted stock and/or RSUs (collectively, or separately, sometimes referred to herein as “full value awards”) and a number equal to 10% of shares sold in the stock offering (“10% Limit”) is comprised of stock options (the “stock option award pool”). This share reserve size, including the limits on award types described above, is also consistent with the amounts permitted under federal banking regulations for equity plans adopted within the first year following a second-step mutual to stock conversion. Although we are not bound by these regulatory limits because we are implementing our plan more than one year following the completion of our second-step mutual to stock conversion, we have generally determined to maintain the size of the share reserve at that limit, subject to the following important exception. To the extent that we choose to grant full value awards in excess of the 4% Limit, we have committed in the 2022 Equity Plan to reduce the stock option award pool by three stock options for each share associated with a full value award granted in excess of the 4% Limit. Should any full value awards in excess of the 4% Limit be forfeited, the stock option award pool will increase by three for each share of restricted stock or each RSU forfeited above the 4% Limit. This plan design is referred to as a “fungible plan design” and is intended to ensure that the overall plan costs remain relatively constant irrespective of the type of award granted.

Determination of Shares Available under the 2022 Equity Plan

The Company is requesting approval of a pool of shares of its common stock (referred to in this proxy statement as the “share reserve” or “share pool”) for awards under the 2022 Equity Plan, subject to adjustment as described in the 2022 Equity Plan. The shares of common stock to be issued by the Company under the 2022 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired by the Company, including shares that may be purchased on the open market or in private transactions.

In determining the size of the share pool under the 2022 Equity Plan, the Company considered a number of factors, including: (i) industry practices related to the adoption of equity-based incentive plans by recently fully converted institutions; (ii) applicable banking regulations related to the adoption of equity based incentive plans; and (iii) guidelines issued by proxy advisory firms with respect to equity incentive plans, including the potential cost and dilution to stockholders associated with the share pool.

The Company disclosed to stockholders in its prospectus for its second-step mutual to stock conversion that it expected to adopt an equity incentive plan that, if adopted within the first year following the mutual to stock conversion, would include restricted stock awards and stock options equal to 4% and 10%, respectively, of the total shares issued in connection with the offering. Based on these percentages and the 3,910,000 shares sold in the offering, the total amount of shares available for issuance under the equity incentive plan is 547,400. As noted, this is the same number of shares we would be permitted to issue under applicable federal regulations if our equity plan had been implemented within the one-year period following our second-step mutual-to-stock conversion. Even though we are implementing the 2022 Equity Plan more than one year after our offering, we have determined to maintain the size of the 2022 Equity Plan at the amount disclosed in our offering prospectus.

Application of Share Pool. The Company has determined that of the shares available under the Plan, 156,400 shares may be issued as restricted stock or restricted stock units, including performance shares and performance share units (representing the 4% Limit described above) and 391,000 shares may be issued upon the exercise of stock options (representing the 10% Limit described above). As noted, the Company is adopting a fungible plan design that would permit the grant of additional awards of restricted stock or RSUs, provided that the stock option award pool will be reduced by three shares available to be issued on the exercise of stock options for each additional share of restricted stock or RSU granted in excess of the 4% Limit (i.e., per the 3:1 fungibility ratio).

Current Stock Price. The closing price of the Company common stock on the NASDAQ Global Market on July 6, 2022, was $11.87 per share.

Plan Summary

The following summary of the material terms of the 2022 Equity Plan is qualified in its entirety by reference to the full text of the 2022 Equity Plan, which is attached as Appendix A to this proxy statement.

Purpose of the 2022 Equity Plan. The purpose of the 2022 Equity Plan is to promote the long-term financial success of the Company and its subsidiaries, including Magyar Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock.

Administration of the 2022 Equity Plan. The 2022 Equity Plan will be administered by the Compensation Committee or such other committee consisting of at least two “Disinterested Board Members” defined as directors who are not, with respect to the Company or any subsidiary: (i) current employees; (ii) former employees who continue to receive compensation (other than through a tax-qualified plan); (iii) officers at any time in the past three years; (iv) do not receive compensation for which disclosure would be required pursuant to Item 404 of Regulation S-K in accordance with the proxy solicitation rules of the Securities and Exchange Commission; and (v) do not possess an interest in any other transaction and or engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K. To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee will have the authority to select the persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, features, performance criteria, restrictions, and other provisions of such awards, and to reduce, eliminate or accelerate any restrictions applicable to an award at any time after the grant of the award.

Eligible Participants. Employees and non-employee members of the Boards of Directors of the Company and its subsidiaries, including Magyar Bank, will be eligible for selection by the Committee for the grant of awards under the 2022 Equity Plan. As of July 8, 2022, approximately 99 employees of the Company and its subsidiaries and four non-employee members of the Company’s Board of Directors would be eligible for awards under the 2022 Equity Plan.

Types of Awards. The 2022 Equity Plan provides for the grant of restricted stock, RSUs, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with performance-based vesting conditions. ISOs may be granted only to employees of the Company or its subsidiaries and affiliates.

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2022 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2022 Equity Plan. Prior to the awards vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by the Company and distributed to a participant at the same time that the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.

Restricted stock units are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights but may accrue dividend equivalent rights to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to an RSU award, the dividend equivalent rights will be withheld by the Company and will not be distributed before the underlying RSU settles. At the time of settlement, restricted stock units can be settled in Company common stock or in cash, in the discretion of the Committee. The same limitation on the number of shares that are available to be granted as restricted stock awards available under the 2022 Equity Plan, referred to above as the 4% Limit, also applies to RSUs.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2022 Equity Plan means, if the common stock of the Company is listed on a securities exchange, the closing sales price of the common stock on that date, or, if the common stock was not traded on that date, then the closing price of the common stock on the immediately preceding trading date. If the common stock is not traded on a securities exchange, the Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code of 1986, as amended (“Code”). Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2022 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2022 Equity Plan must specify, and the Company stockholders must approve, the number of shares available to be issued as ISOs. As a result, in order to provide flexibility to the Committee, the 2022 Equity Plan provides that all of the stock options may be issued as ISOs. Dividend equivalents rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Performance Awards. The Committee will specify the terms of any performance awards issued under the 2022 Equity Plan in the accompanying award agreements. Any award granted under the Plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest in the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the Company’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures. A performance objective may be described in terms of Company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Company, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures result in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss;

(ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a subsidiary.

Individual Limits. The Board of Directors has chosen to adopt the overall limitations set forth in federal regulations for individual and aggregate awards to employees and non-employee directors under equity plans adopted within the first year after a mutual to stock conversion. The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award, subject to the limits set forth herein. Subject to adjustment as described in the 2022 Equity Plan:

➢	Employee Limits. Any individual employee will not receive shares issued under any award in excess of 25% of the aggregate shares available under the 2022 Equity Plan.

➢	Non-Employee Director Limits. The maximum number of shares of the Company common stock that may be granted over the life of the plan to any one non-employee director shall not exceed 5% of the aggregate shares available under the 2022 Equity Plan. In addition, the maximum number of shares that may be issued, in the aggregate, to all non-employee directors under awards granted under the 2022 Equity Plan shall not exceed 30% of the aggregate shares available under the Plan.

Non-Employee Director Grants. Subject to approval of the 2022 Equity Plan, each non-employee director of the Company will receive a grant of a number of shares of restricted stock and stock options as set forth in the tables below. These awards will vest over a five year period following the grant date. If the 2022 Equity Plan is approved, these grants will be self-executing and will be deemed to be granted on the day following the approval of the 2022 Equity Plan by the Company’s stockholders.

Restricted Stock Awards
Name of Non-Employee Director	Dollar Value ($)(1)	Number of Awards(2)
Thomas Lankey	92,823	7,820
Joseph A. Yelencsics	92.823	7,820
Andrew G. Hodulik, CPA	92,823	7,820

Edward C. Stokes, III	92,823	7,820

Non-Employee Directors as a Group (4 persons)	371,292	31,280

(1)	Amounts are based on the fair market value of Magyar Bancorp common stock on July 6, 2022 (the latest practicable date before the printing of this proxy statement) of $11.87 per share. The actual value of the awards will depend upon the fair market value of Magyar Bancorp common stock on the date of grant.

(2)	These awards will vest over a five year period following the grant date, or at a rate of 1,564 shares per year.

Stock Option Awards
Name of Non-Employee Director	Number of Awards (1)(2)
Thomas Lankey	19,550
Joseph A. Yelencsics	19,550
Andrew G. Hodulik, CPA	19,550

Edward C. Stokes, III	19,550

Non-Employee Directors as a Group (4 persons)	78,200

(1)	The actual value of the stock option awards is not determinable since their value will depend upon the fair market value of the Company common stock on the date the stock option is exercised.

(2)	These awards will vest over a five year period following the grant date, or at a rate of 3,910 options per year.

The Committee determined to grant these one-time awards in this amount, in part, in recognition of the significant efforts and dedication of each such director, including in connection with the Company’s mutual-to-stock conversion. Although the grants are, in part, in recognition of past service, the initial awards to directors will vest in equal annual installments over a period of five years from the date of grant, subject to the directors continued dedication and service to the Company during that time, and subject to acceleration due to death, disability or involuntary termination of service in connection with a change in control.

Employee Grants. At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees. However, the Committee intends to grant equity awards to senior executives and will meet after stockholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.

Certain Restrictions with Respect to Awards. No dividend equivalent rights will be granted or paid with respect to any stock option. Additionally, no dividends or dividend equivalent rights will be paid on unvested awards contemporaneously with dividends paid on shares of the Company’s common stock. Instead, any dividends (or dividend equivalent rights, to the extent granted), with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, upon the achievement of performance goals).

The Committee will establish the vesting schedule or market or performance conditions of each award at the time of grant. However, at least 95% of the awards will vest no earlier than one year after the date of grant, unless accelerated due to death, disability or an involuntary termination of service at or following a change in control.

Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2022 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2022 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service. Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason: (i) a participant will immediately forfeit any restricted stock, RSUs, performance shares and performance share units that were not vested on the date of termination; (ii) all of the participant’s stock options that were exercisable on the date of termination will remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of termination, but in no event after the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of termination will be forfeited immediately upon termination. In the event of a participant’s termination of service due to death, disability (as defined in the Plan), retirement after age 65, for employees, or 75, for directors, or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that the period does not exceed the stock option award’s original term. Unless the Committee specifies otherwise in the award agreement, the 2022 Equity Plan provides that a participant shall vest in his or her dividends upon termination of the participant’s service due to death, disability, involuntary termination without cause or resignation for “good reason” (as defined in the 2022 Equity Plan) at or following a change in control.

Change in Control. Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award will be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Company or (ii) the surviving entity in the change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume or replace the award with a comparable award issued by the surviving entity, achievement of the performance objective will be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability. Generally, awards granted under the 2022 Equity Plan are not transferable prior to death, except in limited circumstances with respect to stock options. Unless otherwise determined by the Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs. In the Committee’s sole discretion, an individual may transfer non-qualified stock options to certain family members or to a trust or partnership established for the benefit of such family member or to a charitable organization, in each case, provided no consideration is paid to the participant in connection with the transfer. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2022 Equity Plan. Any transferee is subject to the terms and conditions of the Plan and applicable award agreement.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 2022 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action may materially adversely affect any rights or obligations with respect to any awards previously granted under the 2022 Equity Plan, except to the extent described herein. The Board of Directors or Committee may also amend the 2022 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Neither the Board of Directors nor the Committee can reprice a stock option without prior stockholder approval, except in accordance with the adjustment provisions of the 2022 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the Company’s stockholders.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2022 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act, also known as the short swing profits rule, the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code (“Section 162(m)”), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Section 409A, the participant may be subject to income taxes and penalties under Section 409A in the event of a violation of Section 409A.

Nonqualified Stock Options. A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m).

For an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards. A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”). The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2022 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2022 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Code Section 162(m)

Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act (“TCJA”) in December 2017, limited to $1.0 million the deduction that a company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the Chief Executive Officer (“CEO”) and the three other highest paid executive officers employed at the end of the year other than the Chief Financial Officer (“CFO”)), except to the extent the compensation qualified as “performance-based” for purposes of Section 162(m). The TCJA retained the $1.0 million deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now includes any person who served as CEO or CFO of a company at any time during that fiscal year, the three other most highly compensated company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the pre-TCJA version of Section 162(m). Any awards that the Company grants pursuant to the 2022 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation. While the Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers. Because of the elimination of the performance-based compensation exemption, the Committee expects that a portion of the compensation paid to covered employees in the form of equity grants under the 2022 Equity Plan may not be deductible by the Company.

New 2022 Equity Plan Benefits

Except as disclosed above with respect to the self-executing grants to non-employee directors on approval of the 2022 Equity Incentive Plan, any future awards to executive officers, non-employee directors, employees of or service providers to the Company under the 2022 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2022 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders under SEC Rule 14a-8, a stockholder proposal to take action at such meeting must be received at the Company’s Executive Office, 400 Somerset Street, P.O. Box 1365, New Brunswick New Jersey 08903, no later than September 8, 2022. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2023 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting.  This deadline is December 18, 2022.

Advance Notice of Business to be Conducted at an Annual Meeting

The bylaws of Magyar Bancorp provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of Magyar Bancorp not less than 90 days prior to the date of Magyar Bancorp’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require Magyar Bancorp to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by SEC Rule 14a-8 in effect at the time such proposal is received. Based on the foregoing, in order for notice of new business or a director nominee to be timely for purposes of the stockholders meeting to be held following the September 30, 2022 fiscal year end, notice must be received by Magyar Bancorp by October 8, 2022.

OTHER MATTERS

A copy of the Proxy Statement will be furnished without charge upon written or telephonic request to John Reissner, First Vice President and Investor Relations Officer, 400 Somerset Street, P.O. Box 1365, New Brunswick, New Jersey 08903 or by calling (732) 342-7600.

New Brunswick, New Jersey	John Reissner
July 18, 2022	Corporate Secretary

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APPENDIX A

MAGYAR BANCORP, INC.

2022 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1    Purpose, Effective Date and Term.  The purpose of this Magyar Bancorp, Inc. 2022 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Magyar Bancorp, Inc. (the “Company”), and its Subsidiaries, including Magyar Bank (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements.  The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2    Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3    Participation.  Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors.

Section 1.4    Definitions.  Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2 - AWARDS

Section 2.1    General.  Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award and as evidenced in an Award Agreement.  Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.2(1)(d), an Award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)    Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii)  to a non-employee.  Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)    Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(c)     Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units being settled.

(d)    Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under “Performance Award”.

Section 2.2    Stock Options.

(a)     Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.  Stock Options may be granted as Performance Awards.

(b)     Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)    Prohibition of Cash Buy-Outs of Underwater Stock Options.    Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.

(d) Prohibition Against Repricing.    Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), replacement grants, or other means.

(e) Prohibition on Paying Dividends. No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3. Restricted Stock Awards.

(a)     Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the

Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)     Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends. No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.

(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4     Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i)  the number of Restricted Stock Units covered by the Award; (ii)  the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv)  such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)     A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-

based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units. The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.

(ii)      Restricted Stock Units may be granted as Performance Awards.

(iii)     Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(v)     No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5    Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or in connection with a Change in Control as set forth in Article IV.

Section 2.6    Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the

Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.  Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2½ months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7.    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested), and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.

(c)    Upon Termination of Service on account of Disability or death, all Service-based Stock Options shall be fully exercisable, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole or partial months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.  In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service due to Retirement shall expire and be forfeited.

(d)    Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)    Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

Section 2.8. Holding Period for Vested Awards. As a condition of receipt of an Award, the Award Agreement will require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant will be required to retain direct ownership of such shares until the earlier of (i) the Participant satisfies the minimum stock ownership requirements established from time to time by the Board of Directors, or (ii) such person’s termination of employment with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or a Participant sells sufficient shares to pay the taxes due on the vesting or exercise, or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent that the shares are withheld or sold to cover taxes due upon exercise or vesting.

ARTICLE 3 - Shares Subject to Plan

Section 3.1    Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)       Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 547,400 shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is 391,000 shares of Stock, which represents 10.0% of the number of shares issued in connection with the conversion of Magyar Bancorp, MHC, a mutual holding company to stock form as the Company and the related stock issuance of the Company (the “Conversion”). The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is 156,400 shares of Stock, which represents 4.0% of the number of shares issued in connection with the Conversion. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4. Notwithstanding the foregoing, the Company may grant Restricted Stock or Restricted Stock Units in excess of the limit set forth above, provided, that each share of Restricted Stock and/or each Restricted Stock Unit (or any other full value Award, including any Performance Award in the form of Restricted Stock or Restricted Stock Units), that is issued under the Plan from the pool in excess of the above limit shall reduce the number of Stock Options that are available by three (3), provided, however, that if a share of Restricted Stock or a Restricted Stock Unit is forfeited from the pool under conditions that would allow it to be regranted, the number of Stock Options that could thereafter be granted will also be increased by three (3), rounded down to the nearest whole Stock Option.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Unit, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock returned to satisfy tax withholding, rather than by the net number of shares of Stock issued.

Section 3.3. Limitations on Grants to Employees and Directors.

(a)               Award Limitations. No individual Employee shall receive Awards representing more than twenty-five percent (25%) of the Stock available for issuance under the Plan. Non-Employee Directors (i.e., directors who are not also Employees of the Company or any Subsidiary) shall not receive, individually, Awards of Restricted Stock (or RSUs) or Stock Options representing more than five percent (5%) of the Stock available for issuance under the Plan as either Restricted Stock (or RSUs) or Stock Options, respectively, and in the aggregate, shall not receive more than thirty percent (30%) of the Stock available for issuance as Awards of Restricted Stock (or RSUs) or Stock Options under the Plan.

(b)       Initial Grant to Non-Employee Directors. Each non-Employee Director of the Board of Directors of the Company who is in the Service of the Company on the Effective Date of the Plan shall automatically be granted an Award of 7,820 shares of Restricted Stock on the day following the Effective Date, and an Award of 19,550 Stock Options, with the Exercise Price equal to the Fair Market Value of the Stock on the date of grant, without further action of the Committee or the Board. This grant of Restricted Stock and Stock Options will vest in approximately equal installments over a five-year period, subject to acceleration in the event of death, Disability or an Involuntary Termination at or following a Change in Control.

(c)       Awards Subject to Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4    Corporate Transactions.

(a)    General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger.  The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the

Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5    Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)    Upon an Involuntary Termination at or following a Change in Control, all Service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)    Upon an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c)    Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

(d)    Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.

Section 4.2    Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)    A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

(b)    A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30% or more of the total voting power of the stock of the Bank or Company, or (ii) a majority of the members of the Bank’s or Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or Company’s board of directors prior to the date of the appointment or election.

(c)    A change in a substantial portion of the Bank’s or Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.  For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

ARTICLE 5 - COMMITTEE

Section 5.1    Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board of Directors shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)    The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.  Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)    The Committee will have the authority to define terms not otherwise defined herein.

(d)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

(e)    The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3    Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Committee Action.  The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1    General.  The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6,  Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2  to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability.  Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3    Designation of Beneficiaries.  A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4    Non-Exclusivity.  Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.

Section 7.6    Form and Time of Elections; Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee.

This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8    Tax Withholding.

(a)     Payment by Participant.    Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company's obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)     Payment in Stock.    The Committee may require or permit the Company's tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.9    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board or directors) who are duly authorized to act for the board or directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.10    Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11    Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13    Governing Law.  The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in the State of Delaware shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15    Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18    Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the expiration date of the Stock Option may be automatically exercised in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.

Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20.    Awards Subject to Company Clawback Policies and Restrictions.

(a)   Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)  Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c)   Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

Award” means any Stock Option, Restricted Stock Award, Restricted Stock Unit or Performance Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s Code of Ethics; (v) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board; (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vii) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

“Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.

“Disinterested Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

“Good Reason.” A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)    a material reduction in Participant’s base salary or base compensation;

(ii)   a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii)   a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)    in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

Notwithstanding the foregoing, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Holding Period” has the meaning ascribed to it in Section 2.8.

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).

“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.   Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

“Retirement” means termination of employment after attainment of age 65 (other than termination for Cause) with 5 years of continuous Service, or discontinuance of service as a Director following attainment of age 75 (unless otherwise provided in an Award Agreement).  An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Employee or Director (except as otherwise provided in the Award Agreement).

“Stock” means the common stock of the Company, $0.01 par value per share.

“Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

“Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director), regardless of the reason for such cessation, subject to the following:

(1)    The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(2)    The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to whom the Participant is providing Services.

(4)    Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)    With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)    References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)    Indications of time of day mean New York time;

(f)    The word “including” means “including, but not limited to”;

(g)    All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)    All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)    The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)    Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Signature of Stockholder Date: Signature of Stockholder Date: Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00030000000000001000 3 082522 COMPANY NUMBER ACCOUNT NUMBER SPECIAL MEETING OF STOCKHOLDERS OF MAGYAR BANCORP, INC. August 25, 2022 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/24418 1. The approval of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan.; and Such other business as may properly come before the Special Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. FORAGAINSTABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting, a proxy statement dated July 18, 2022. INTERNET- Access “ www.voteproxy.com ” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL- Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING- The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiagm.com/238943343 (password: magyar2022) and be sure to have your control number available. GO GREEN- e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .---------------- 14475 REVOCABLE PROXY MAGYAR BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS AUGUST 25, 2022 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held exclusively via live webcast only at https://web.lumiagm.com/238943343 (password: magyar2022) on Thursday, August 25, 2022, at 2:00 p.m., Eastern time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: (Continued and to be signed on the reverse side) 1.1

SPECIAL MEETING OF STOCKHOLDERS OF MAGYAR BANCORP, INC. August 25, 2022 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Special Meeting of Stockholders, Proxy Statement and ESOP Vote Authorization Form are available at http://www.astproxyportal.com/ast/24418 Please sign, date and mail your ESOP vote authorization form in the envelope provided as soon as possible. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00030000000000000000 4 082522 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. The approval of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan.; and Such other business as may properly come before the Special Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. FORAGAINSTABSTAIN This vote authorization form may also be revoked by filing of a later-dated vote authorization form no later than August 16, 2022 . The below-signed acknowledges receipt from Magyar Bancorp, Inc. prior to the execution of this vote authorization form of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated July 18, 2022. Signature of Stockholder Date: Note:Please sign exactly as your name or names appear on this vote authorization form.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .---------------- 14475 ESOP VOTE AUTHORIZATION FORM - MAGYAR BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS AUGUST 25, 2022 2:00 P.M. EST THIS VOTE AUTHORIZATION FORM IS DISTRIBUTED ON BEHALF OF THE ESOP TRUSTEE The undersigned hereby directs TI-Trust, Inc. (formerly, First Bankers Trust Services, Inc.), as Trustee of the Magyar Bank Employee Stock Ownership Plan to vote all the shares of common stock of Magyar Bancorp, Inc. allocated to the account of the undersigned in the Magyar Bank Employee Stock Ownership Plan at the Special Meeting of Stockholders of Magyar Bancorp, Inc. to be held on August 25, 2022 at 2 p.m. EST and at any adjournment or postponement thereof. As to the proposals listed, which are more particularly described in the Proxy Statement dated July 18, 2022 , the Trustee will vote the com - mon stock of Magyar Bancorp, Inc. allocated to each participant’s ESOP account to reflect the voting instructions on this vote authorization form, in the manner described in the accompanying letter for the ESOP Plan Administrator. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, subject to its obligations under ERISA. This ESOP vote authorization form when properly executed, will be voted by the Trustee in the manner directed, subject to the Trustee’s obligations under ERISA. If no direction is made, the shares allocated to your account will be voted in the same proportion as the shares for which properly executed vote authorization forms have been received. If you vote to “Abstain” on a matter, the shares allocated to your account will be voted by the Trustee as if you had failed to direct the voting of your shares. The undersigned acknowledges receipt from the Company prior to the execution of this vote authorization form of Notice of the Special Meeting and a Proxy Statement dated July 18, 2022 . A telephone or internet vote authorizes the Trustee to vote the shares allocated to your account in the same manner as if you marked, signed, dated and returned this vote authorization form. Please note telephone and internet voting instructions must be provided by 11:59 p.m. August 16, 2022. It is not necessary to return this voting authorization form if you vote by telephone or internet. Mailed voting authorization forms must be received by 5:00 p.m. on August 16, 2022. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS VOTE AUTHORIZATION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENEVELOPE. (Continued and to be signed on the reverse side) 1.1 The Special Meeting of Stockholders of Magyar Bancorp, Inc. will be held on August 25, 2022 at 2:00 p.m. EST, via live webcast only at https://web.lumiagm.com/238943343 (password: magyar2022). IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SPECIAL MEETING OF STOCKHOLDERS OF MAGYAR BANCORP, INC. August 25, 2022 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Special Meeting of Stockholders, Proxy Statement and 401(k) Vote Authorization Form are available at http://www.astproxyportal.com/ast/24418 Please sign, date and mail your 401(k) Vote Authorization Form in the envelope provided as soon as possible. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00030000000000000000 4 082522 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. The approval of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan.; and Such other business as may properly come before the Special Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401 (k) PLAN TRUSTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. FORAGAINSTABSTAIN This vote authorization form may also be revoked by filing of a later-dated vote authorization form no later than August 16, 2022 . The below-signed acknowledges receipt from Magyar Bancorp, Inc. prior to the execution of this vote authorization form of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated July 18, 2022. Signature of Stockholder Date: Note:Please sign exactly as your name or names appear on this vote authorization form.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .---------------- 14475 401(K) VOTE AUTHORIZATION FORM - MAGYAR BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS AUGUST 25, 2022 2:00 P.M. EST THIS VOTE AUTHORIZATION FORM IS DISTRIBUTED ON BEHALF OF THE 401(k) PLAN TRUSTEE The undersigned hereby directs the Trustee of the Magyar Bank 401(k) Profit Sharing Plan (“401(k) Plan”) to vote all the shares of common stock of Magyar Bancorp, Inc. allocated to the account of the undersigned in the 401(k) Plan at the Special Meeting of Stockholders of Magyar Bancorp, Inc. to be held on August 25, 2022 at 2 p.m. EST and at any adjournment or postponement thereof. As to the proposals listed, which are more particularly described in the Proxy Statement dated July 18, 2022 , the Trustee will vote the com - mon stock of Magyar Bancorp, Inc. allocated to each participant’s 401(k) Plan account to reflect the voting instructions on this vote authorization form, in the manner described in the accompanying letter from the 401(k) Plan Plan Administrator. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, subject to its obligations under ERISA. This 401(k) Plan vote authorization form when properly executed, will be voted by the Trustee in the manner directed, subject to the Trustee’s obligations under ERISA. If no direction is made, the shares allocated to your account will be voted in the same proportion as the shares for which properly executed vote authorization forms have been received. If you vote to “Abstain” on a matter, the shares allocated to your account will be voted by the Trustee as if you had failed to direct the voting of your shares. The undersigned acknowledges receipt from the Company prior to the execution of this vote authorization form of Notice of the Special Meeting and a Proxy Statement dated July 18, 2022 . A telephone or internet vote authorizes the Trustee to vote the shares allocated to your account in the same manner as if you marked, signed, dated and returned this vote authorization form. Please note telephone and internet voting instructions must be provided by 11:59 p.m. August 16, 2022. It is not necessary to return this voting authorization form if you vote by telephone or internet. Mailed voting authorization forms must be received by 5:00 p.m. on August 16, 2022. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS VOTE AUTHORIZATION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENEVELOPE. (Continued and to be signed on the reverse side) 1.1 The Special Meeting of Stockholders of Magyar Bancorp, Inc. will be held on August 25, 2022 at 2:00 p.m. EST, via live webcast only at https://web.lumiagm.com/238943343 (password: magyar2022). IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.